                           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent
Registered Public Accounting Firm and Legal Counsel" and to the use of our
report dated May 22, 2006 included in the Statement of Additional Information of this Registration Statement (Form N-2 No. 333-11256 and 811-21110) and related
Prospectus of OFI Tremont Core Strategies Hedge Fund.

/s/ERNST & YOUNG LLP
--------------------------
ERNST & YOUNG LLP

New York, New York
July 28, 2006